Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation of our report dated October 16, 2006 included in this Form 10-K into the Company’s previously filed registration statements on Form S-8 File Nos. 33-78484, 33-78482, 33-78580, 33-88842, 33-89268, 333-57424, 333-102230, 333-111151, 333-113962.

VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts

October 16, 2006